Exhibit 99.1

Forest Oil Announces Second Quarter 2011 Results

DENVER--(BUSINESS WIRE)----Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced financial results for the second quarter of 2011. The financial results include the operations of Forest’s Canadian subsidiary, Lone Pine Resources Inc. (Lone Pine) (NYSE: LPR) (TSX: LPR). Pro forma results for the three months ended June 30, 2011 and 2010, excluding the operations of Lone Pine, are also provided to facilitate comparison of Forest’s ongoing operations giving effect to the anticipated spin-off of Forest’s ownership in Lone Pine.

On June 1, 2011, Lone Pine completed the initial public offering of 15 million shares of its common stock. As a result of this offering, Forest owns 82% of the outstanding shares of Lone Pine’s common stock. The common stock is traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “LPR”. Forest intends to distribute, or spin-off, to Forest’s shareholders its remaining ownership in Lone Pine on or about September 30, 2011, but retains the right to decide whether to consummate the spin-off at its discretion. The spin-off is expected to be non-taxable to Forest’s shareholders.

Forest previously announced its second quarter of 2011 operations activity in its press release dated July 6, 2011.

Forest, including the consolidated operations of Lone Pine, reported the following highlights for the three months ended June 30, 2011:

  Equivalent net sales volumes of 429 MMcfe/d, including liquids net sales volumes of 18,600 Bbls/d
  Adjusted net earnings of $41 million, or $0.36 per diluted share
  Adjusted EBITDA and discretionary cash flow of $176 million and $140 million, respectively

For the three months ended June 30, 2011, Forest reported net earnings (net of $64,000 attributable to Lone Pine’s 18% outside ownership) of $39 million, or $0.34 per diluted share. This compares to Forest’s net earnings of $33 million, or $0.29 per diluted share, in the corresponding 2010 period. Net earnings for the three months ended June 30, 2011, were affected by the following items:

  The non-cash effect of net unrealized gains on derivative instruments totaling $41 million ($27 million net of tax)
  The non-cash effect of unrealized foreign currency exchange losses totaling $36 million ($31 million net of tax)
  Realized foreign currency exchange gains incurred on the repayment of Lone Pine’s indebtedness to Forest totaling $34 million ($29 million net of tax)
  A legal proceeding settlement of $7 million ($4 million net of tax)
  The Canadian dividend tax totaling $29 million ($18 million net of tax) associated with the restructuring of Forest’s Canadian business immediately prior to the initial public offering of Lone Pine
  The non-cash loss on the change in valuation allowance for deferred tax assets associated with Lone Pine totaling $4 million ($4 million net of tax)

Without the effects of these items, Forest’s adjusted net earnings for the three months ended June 30, 2011, were $41 million, or $0.36 per diluted share, which represents a decrease of 15% and 14%, respectively, compared to Forest’s adjusted net earnings of $48 million, or $0.42 per diluted share, in the corresponding 2010 period. Forest’s adjusted EBITDA for the three months ended June 30, 2011, decreased 3% to $176 million, compared to $181 million in the corresponding 2010 period. Forest’s adjusted discretionary cash flow for the three months ended June 30, 2011, decreased 2% to $140 million, compared to $143 million in the corresponding 2010 period.

The decrease in net earnings, EBITDA, and discretionary cash flow, each as adjusted, was primarily due to lower average natural gas prices (including the effects of derivatives) and net sales volumes, partially offset by higher oil and natural gas liquids prices (including the effects of derivatives).

FOREST REMAINCO SECOND QUARTER 2011 EARNINGS

The information contained throughout the remainder of this press release, unless otherwise indicated, relates only to Forest on a pro forma basis and excludes the operations of Lone Pine (hereinafter referred to as Forest Remainco).

Forest Remainco reported the following highlights for the three months ended June 30, 2011:

  Equivalent net sales volumes of 335 MMcfe/d, including liquids net sales volumes of 15,500 Bbls/d
  Adjusted net earnings of $33 million, or $.29 per diluted share
  Adjusted EBITDA and discretionary cash flow of $142 million and $107 million, respectively

For the three months ended June 30, 2011, Forest Remainco reported net earnings of $33 million, or $0.29 per diluted share. This compares to Forest Remainco’s net earnings of $36 million, or $0.32 per diluted share, in the corresponding 2010 period. Pro forma net earnings for the three months ended June 30, 2011, were affected by the following items:

  The non-cash effect of net unrealized gains on derivative instruments totaling $36 million ($23 million net of tax)
  A legal proceeding settlement of $7 million ($4 million net of tax)
  The Canadian dividend tax totaling $29 million ($18 million net of tax) associated with the restructuring of Forest’s Canadian business immediately prior to the initial public offering of Lone Pine

Without the effects of these items, Forest Remainco’s adjusted net earnings for the three months ended June 30, 2011, were $33 million, or $0.29 per diluted share which represents a decrease of 21% and 22%, respectively, compared to Forest Remainco’s adjusted net earnings of $42 million, or $0.37 per diluted share, in the corresponding 2010 period. Forest Remainco’s adjusted EBITDA for the three months ended June 30, 2011, decreased 8% to $142 million, compared to $154 million in the corresponding 2010 period. Forest Remainco’s adjusted discretionary cash flow for the three months ended June 30, 2011, decreased 9% to $107 million, compared to $117 million in the corresponding 2010 period.

The decrease in net earnings, EBITDA, and discretionary cash flow, each as adjusted, was primarily due to lower average natural gas prices (including the effects of derivatives) and net sales volumes, partially offset by higher oil and natural gas liquids prices (including the effects of derivatives).

Net Sales Volumes, Average Realized Prices, and Revenues

The following table details the components of Forest Remainco’s net sales volumes, average realized prices, and revenues for the three months ended June 30, 2011:

	Forest Remainco
	Three Months Ended June 30, 2011
	Gas	Oil	NGLs	Total
Net Sales Volumes	(MMcf/d)	(MBbls/d)	(MBbls/d)	(MMcfe/d)

Net Sales Volumes	241.2	6.5	9.0	334.7

Average Realized Prices	Gas ($/Mcf)	Oil ($/Bbl)	NGLs ($/Bbl)	Total ($/Mcfe)

Average realized prices not including realized derivative gains and losses	$4.00	$103.34	$45.41	$6.13
Realized gains (losses) on NYMEX derivatives	0.73	(10.27)	(9.17)	0.07
Average realized prices including realized derivative gains and losses	$4.72	$93.07	$36.24	$6.20

Revenues (in thousands)	Gas	Oil	NGLs	Total

Revenues not including realized derivative gains and losses	$87,780	$61,485	$37,328	$186,593
Realized gains (losses) on NYMEX derivatives	15,922	(6,110)	(7,541)	2,271
Revenues including realized derivative gains and losses	$103,702	$55,375	$29,787	$188,864

Total Cash Costs

Forest Remainco’s total cash costs for the three months ended June 30, 2011, increased 32% to $116 million, compared to $88 million in the corresponding 2010 period. Total cash costs per-unit for the three months ended June 30, 2011, increased 51% to $3.80 per Mcfe, compared to $2.51 per Mcfe in the corresponding 2010 period. The increase in total cash costs per-unit was primarily the result of the Canadian dividend tax associated with the restructuring of Forest’s Canadian business immediately prior to the initial public offering of Lone Pine.

Without the effect of the Canadian dividend tax associated with the restructuring of Forest’s Canadian business immediately prior to the initial public offering of Lone Pine, Forest Remainco’s total cash costs for the three months ended June 30, 2011, decreased 1% to $87 million, compared to $88 million in the corresponding 2010 period. Total cash costs per-unit for the three months ended June 30, 2011, increased 14% to $2.85 per Mcfe, compared to $2.51 per Mcfe in the corresponding 2010 period. The increase in total cash costs per-unit was primarily the result of increased production expense due to higher-cost liquids volumes being a greater percentage of total net sales volumes and lower total net sales volumes.

The following table details the components of total cash costs for the three months ended June 30, 2011 and 2010:

	Forest Remainco
	Three Months Ended June 30,
	2011	Per Mcfe	2010	Per Mcfe
	(In thousands, except per-unit amounts)

Production expense	$39,553	$1.30	$37,612	$1.08
General and administrative expense (excluding stock-based compensation of $3,057 and $5,078, respectively)	10,096	0.33	10,677	0.31
Interest expense	36,516	1.20	35,332	1.01
Current income tax expense	29,443	0.97	4,008	0.11
Total cash costs	$115,608	$3.80	$87,629	$2.51

Current income tax expense associated with Canadian dividend tax	(28,921)	(0.95)	-	-
Pro forma total cash costs	$86,687	$2.85	$87,629	$2.51

Total cash costs is a non-GAAP measure that is used by management to assess the Company’s cash operating performance. Forest defines total cash costs as all cash operating costs, including production expense; general and administrative expense (excluding stock-based compensation); interest expense; and current income tax expense.

Depreciation and Depletion Expense

Forest Remainco’s depreciation and depletion expense per-unit for the three months ended June 30, 2011, increased 30% to $1.72 per Mcfe, compared to $1.32 per Mcfe in the corresponding 2010 period. The increase in depreciation and depletion expense per-unit was primarily the result of higher finding and development costs associated with Forest Remainco’s liquids-focused capital expenditure program.

Exploration and Development Capital Expenditures

Forest Remainco invested $193 million in exploration and development activities (excluding capitalized interest, capitalized stock-based compensation, asset retirement obligations incurred, and acquisitions) for the three months ended June 30, 2011, compared to $135 million in the corresponding 2010 period. The increase in exploration and development capital expenditures for the three months ended June 30, 2011, was a result of increased liquids-focused drilling in 2011 compared to the corresponding 2010 period.

Leasehold Acquisitions

Forest Remainco invested $52 million and $106 million in leasehold acquisitions for the three and six months ended June 30, 2011, respectively, compared to $19 million and $57 million in the corresponding 2010 periods, respectively. The increase in leasehold acquisition spending is a result of Forest Remainco’s strategic decision to focus development efforts in prospective liquids areas. The addition of 137,500 gross acres (125,000 net) in the Eagle Ford Shale, the Wolfcamp Shale, the Texas Panhandle, and other prospective liquids areas during the six months ended June 30, 2011, bolsters Forest Remainco’s inventory of potential liquids drilling locations.

NATURAL GAS, NATURAL GAS LIQUIDS, AND OIL DERIVATIVES

As of August 1, 2011, Forest Remainco had natural gas, natural gas liquids, and oil derivatives in place for the remainder of 2011 and for 2012 covering the aggregate average daily volumes and with the weighted average prices shown below. The NYMEX derivatives in place provide price protection on an estimated 64% and 54% of the midpoint of guidance for the last six months of 2011 natural gas and liquids net sales volumes, respectively.

	Remainder 2011	2012
Natural gas swaps:
Contract volumes (Bbtu/d)	150.0	105.0
Weighted average price (per MMBtu)	$5.48	$5.30

Natural gas liquids swaps:
Contract volumes (MBbls/d)	5.0	2.0
Weighted average price (per Bbl)	$38.15	$45.22

Oil swaps:
Contract volumes (MBbls/d)	1.0	-
Weighted average price (per Bbl)	$85.00	$-

Oil collars:
Contract volumes (MBbls/d)	3.0	-
Weighted average ceiling price (per Bbl)	$90.20	$-
Weighted average floor price (per Bbl)	$75.00	$-

In connection with several natural gas derivatives detailed in the table above, Forest Remainco granted option instruments to counterparties in exchange for receiving premium hedged prices on natural gas swaps. The table below sets forth the outstanding options as of August 1, 2011:

	Remainder 2011	2012	2013
Natural gas swaptions:
Contract volumes (Bbtu/d)	-	50.0	-
Weighted average price (per MMBtu)	$-	$5.28	$-

Oil swaptions:
Contract volumes (MBbls/d)	-	3.0	2.0
Weighted average price (per Bbl)	$-	$90.00	$120.00

Oil call options:
Contract volumes (MBbls/d)	1.0	-	-
Weighted average price (per Bbl)	$90.00	$-	$-

PRO FORMA

The following unaudited statements of operations present a) the operating results of Forest Remainco, giving pro forma effect to the spin-off of Lone Pine at the beginning of each reported period, and b) the consolidated total Company operating results including Lone Pine, each for the three months ended June 30, 2011 and 2010.

The historical financial information of Forest set forth below has been derived from the historical unaudited consolidated financial statements of Forest and the Quarterly Report that will be filed on Form 10-Q for the quarter ended June 30, 2011.

The unaudited pro forma statements of operations presented do not purport to represent what the results of operations or financial position of Forest Remainco would actually have been had the spin-off of Lone Pine occurred at the beginning of each period presented, or to project the results of operations or financial position of Forest for any future periods. Management believes this information allows for a more comprehensive comparison of Forest Remainco’s results in 2011 and 2010.

FOREST OIL CORPORATION Pro Forma Statements of Operations (Unaudited)

	Pro Forma Forest Remainco		Total Company
	Three Months Ended June 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

Revenues:
Oil, gas, and NGL sales	$186,593	$169,699	$237,848	$207,954
Interest and other	278	138	286	141
Total revenues	186,871	169,837	238,134	208,095

Costs, expenses, and other:
Lease operating expenses	23,483	22,479	32,463	28,422
Production and property taxes	12,655	11,862	13,278	12,487
Transportation and processing costs	3,415	3,271	7,805	6,020
General and administrative (including stock-based compensation of $3,057, $5,078, $2,961, and $5,457, respectively)	13,153	15,755	15,737	17,781
Depreciation, depletion, and amortization	52,360	46,072	73,322	62,446
Interest expense	36,516	35,332	38,842	37,109
Realized and unrealized gains on derivative instruments, net	(40,917)	(25,031)	(46,047)	(25,031)
Other, net	8,835	3,282	12,052	14,549
Total costs, expenses, and other	109,500	113,022	147,452	153,783

Earnings before income taxes	77,371	56,815	90,682	54,312

Income tax expense	43,986	20,684	51,708	21,058

Net earnings	$33,385	$36,131	$38,974	$33,254

Less: net earnings attributable to noncontrolling interest	-	-	64	-

Net earnings attributable to Forest Oil Corporation	$33,385	$36,131	$38,910	$33,254

Weighted average number of common shares outstanding:
Basic	111,636	110,660	111,636	110,660
Diluted	112,028	111,314	112,176	111,456

Basic earnings per common share attributable to Forest Oil Corporation	$0.29	$0.32	$0.34	$0.29

Diluted earnings per common share attributable to Forest Oil Corporation	$0.29	$0.32	$0.34	$0.29

NON-GAAP FINANCIAL MEASURES

Adjusted Net Earnings

In addition to reporting net earnings as defined under generally accepted accounting principles (GAAP), Forest also presents adjusted net earnings, which is a non-GAAP performance measure. Adjusted net earnings consists of net earnings after adjustment for those items shown in the table below. Adjusted net earnings does not represent, and should not be considered an alternative to GAAP measurements, such as net earnings, (its most comparable GAAP financial measure), and Forest’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items shown below, Forest believes that the measure is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Forest’s management does not view adjusted net earnings in isolation and also uses other measurements, such as net earnings and revenues to measure operating performance. The following table provides a reconciliation of net earnings, the most directly comparable GAAP measure, to adjusted net earnings for the periods presented (in thousands):

	Forest Remainco		Total Company
	Three Months Ended June 30,
	2011	2010	2011	2010

Net earnings attributable to Forest Oil Corporation	$33,385	$36,131	$38,910	$33,254
Unrealized (gains) losses on derivative instruments, net of tax	(22,860)	5,984	(26,631)	5,984
Unrealized foreign currency exchange losses, net of tax	-	-	30,964	8,924
Realized foreign currency exchange gains incurred on the repayment of intercompany indebtedness, net of tax	-	-	(28,837)	-
Legal proceeding settlement, net of tax	4,149	-	4,149	-
Canadian dividend tax, net of tax	18,460	-	18,460	-
Change in valuation allowance on deferred tax assets associated with Lone Pine, net of tax	-	-	4,116	-

Adjusted net earnings attributable to Forest Oil Corporation	$33,134	$42,115	$41,131	$48,162

Earnings attributable to participating securities and other adjustments	(617)	(830)	(911)	(799)

Adjusted net earnings attributable to Forest Oil Corporation for diluted earnings per share	$32,517	$41,285	$40,220	$47,363

Weighted average number of diluted shares outstanding	112,028	111,314	112,176	111,456

Adjusted diluted earnings per common share attributable to Forest Oil Corporation	$0.29	$0.37	$0.36	$0.42

Adjusted EBITDA

In addition to reporting net earnings as defined under GAAP, Forest also presents net earnings before interest, income taxes, depreciation, depletion, and amortization (adjusted EBITDA), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items shown in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to, GAAP measurements such as net earnings (its most comparable GAAP financial measure), and Forest’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items shown below, Forest believes the measure is useful in evaluating its fundamental core operating performance. Forest also believes that adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Forest’s management uses adjusted EBITDA to manage its business, including in preparing its annual operating budget and financial projections. Forest’s management does not view adjusted EBITDA in isolation and also uses other measurements, such as net earnings and revenues to measure operating performance. The following table provides a reconciliation of net earnings, the most directly comparable GAAP measure, to adjusted EBITDA for the periods presented (in thousands):

	Forest Remainco		Total Company
	Three Months Ended June 30, 2011
	2011	2010	2011	2010

Net earnings attributable to Forest Oil Corporation	$33,385	$36,131	$38,910	$33,254
Interest expense	36,516	35,332	38,842	37,109
Income tax expense	43,986	20,684	51,708	21,058
Depreciation, depletion, and amortization	52,360	46,072	73,322	62,446
Accretion of asset retirement obligations	1,508	1,651	1,787	1,909
Unrealized (gains) losses on derivative instruments, net	(35,774)	9,494	(40,904)	9,494
Unrealized foreign currency exchange gains, net	-	-	36,360	10,604
Realized foreign currency exchange gains incurred on the repayment of intercompany indebtedness	-	-	(33,892)	-
Stock-based compensation	3,604	4,721	3,642	5,077
Legal proceeding settlement	6,500	-	6,500	-

Adjusted EBITDA	$142,085	$154,085	$176,275	$180,951

Adjusted Discretionary Cash Flow

In addition to reporting net cash provided by operating activities as defined under GAAP, Forest also presents adjusted discretionary cash flow, which is a non-GAAP liquidity measure. Adjusted discretionary cash flow consists of net cash provided by operating activities after adjustment for those items shown in the table below. This measure does not represent, and should not be considered an alternative to GAAP measurements, such as net cash provided by operating activities (its most comparable GAAP financial measure), and Forest’s calculations thereof may not be comparable to similarly titled measures reported by other companies. Forest’s management uses adjusted discretionary cash flow as a measure of liquidity and believes it provides useful information to investors because it assesses cash flow from operations before changes in working capital, which fluctuates due to the timing of collections of receivables and the settlements of liabilities, and other items. Forest’s management uses adjusted discretionary cash flow to manage its business, including in preparing its annual operating budget and financial projections. This measure does not represent the residual cash flow available for discretionary expenditures. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted discretionary cash flow for the periods presented (in thousands):

	Forest Remainco		Total Company
	Three Months Ended June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$75,461	$149,326	$104,932	$180,281

Changes in working capital:
Accounts receivable	(12,633)	(7,620)	(11,406)	(10,955)
Other current assets	(10,607)	(9,132)	(12,008)	(17,231)
Accounts payable and accrued liabilities	5,478	(25,980)	8,789	(19,916)
Accrued interest and other current liabilities	14,128	10,813	13,843	10,429
Canadian dividend tax (1)	28,921	-	28,921	-
Legal proceeding settlement (1)	6,500	-	6,500	-

Adjusted discretionary cash flow	$107,248	$117,407	$139,571	$142,608

(1)

The Canadian dividend tax and legal proceeding settlement are non-recurring cash-settled items. Including the effect of these items, adjusted discretionary cash flow for the three months ended June 30, 2011, for Forest Remainco and Total Company, would have been $72 million and $104 million, respectively.

Net Debt

In addition to reporting total debt as defined under GAAP, Forest also presents net debt, which is a non-GAAP debt measure. Net debt consists of the principal amount of debt adjusted for cash and cash equivalents at the end of the period. Forest’s management uses net debt to assess Forest’s indebtedness. The following table sets forth the components of net debt as of the dates presented (in thousands):

	Forest Remainco		Total Company
	June 30, 2011
	Principal	Book*	Principal	Book*
Credit facilities	$-	$-	$280,973	$280,973
8% Senior notes due 2011	285,000	286,031	285,000	286,031
7% Senior subordinated notes due 2013	12	12	12	12
8 1/2% Senior notes due 2014	600,000	584,677	600,000	584,677
7 1/4% Senior notes due 2019	1,000,000	1,000,449	1,000,000	1,000,449
Total debt	1,885,012	1,871,169	2,165,985	2,152,142

Less: cash and cash equivalents	474,139	474,139	479,149	479,149

Net debt	$1,410,873	$1,397,030	$1,686,836	$1,672,993

*

Book amounts include the principal amount of debt adjusted for unamortized gains on interest rate swap terminations of $0.4 million and unamortized net discounts on the issuance of certain senior notes of $(14.2) million each as of June 30, 2011.

TELECONFERENCE CALL

A conference call is scheduled for Tuesday, August 2, 2011, at 12:00 PM MT to discuss the release. You may access the call by dialing toll free 800.399.6298 (for U.S./Canada) and 706.634.0924 (for International) and request the Forest Oil teleconference (ID # 83968575). A Q&A period will follow.

A replay will be available from Tuesday, August 2 through August 16, 2011. You may access the replay by dialing toll free 855.859.2056 (for U.S./Canada) and 404.537.3406 (for International), conference ID # 83968575.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of oil and gas.

These risks relating to Forest include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming, and in Canada. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit its website at www.forestoil.com.

FOREST OIL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS	(In thousands)

Current assets:
Cash and cash equivalents	$479,149	$218,145
Accounts receivable	99,390	135,730
Derivative instruments	52,607	60,182
Inventory	24,391	32,633
Other current assets	32,816	34,993
Total current assets	688,353	481,683

Net property and equipment	3,107,670	2,715,678

Deferred income taxes	259,408	284,021
Goodwill	257,386	256,842
Derivative instruments	18,342	8,244
Other assets	46,554	38,920
	$4,377,713	$3,785,388

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$313,619	$252,200
Accrued interest	23,059	23,630
Derivative instruments	42,428	36,413
Current portion of long-term debt	286,031	287,092
Asset retirement obligations	3,934	561
Deferred income taxes	-	6,911
Other current liabilities	25,378	22,567
Total current liabilities	694,449	629,374

Long-term debt	1,866,111	1,582,280
Asset retirement obligations	87,139	86,752
Derivative instruments	5,390	-
Deferred income taxes	69,031	57,560
Other liabilities	75,882	76,635
Total liabilities	2,798,002	2,432,601

Shareholders' equity:
Forest Oil Corporation shareholders' equity:
Common stock	11,441	11,359
Capital surplus	2,799,155	2,684,269
Accumulated deficit	(1,389,325)	(1,424,905)
Accumulated other comprehensive income	74,316	82,064
Total Forest Oil Corporation shareholders' equity	1,495,587	1,352,787
Noncontrolling interest	84,124	-

Total shareholders' equity	1,579,711	1,352,787

	$4,377,713	$3,785,388

FOREST OIL CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
	(In thousands, except per share amounts)

Revenues:
Oil, gas, and NGL sales	$237,848	$207,954
Interest and other	286	141
Total revenues	238,134	208,095

Costs, expenses, and other:
Lease operating expenses	32,463	28,422
Production and property taxes	13,278	12,487
Transportation and processing costs	7,805	6,020
General and administrative (including stock-based compensation of $2,961 and $5,457, respectively)	15,737	17,781
Depreciation, depletion, and amortization	73,322	62,446
Interest expense	38,842	37,109
Realized and unrealized gains on derivative instruments, net	(46,047)	(25,031)
Other, net	12,052	14,549
Total costs, expenses, and other	147,452	153,783

Earnings before income taxes	90,682	54,312

Income tax expense	51,708	21,058

Net earnings	$38,974	$33,254

Less: net earnings attributable to noncontrolling interest	64	-

Net earnings attributable to Forest Oil Corporation	$38,910	$33,254

Weighted average number of common shares outstanding:
Basic	111,636	110,660
Diluted	112,176	111,456

Basic earnings per common share attributable to Forest Oil Corporation	$0.34	$0.29

Diluted earnings per common share attributable to Forest Oil Corporation	$0.34	$0.29

FOREST OIL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net earnings	$ 38,974	$ 33,254
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion, and amortization	73,322	62,446
Accretion of asset retirement obligations	1,787	1,909
Unrealized (gains) losses on derivative instruments, net	(40,904)	9,494
Unrealized foreign currency exchange losses, net	36,360	10,604
Realized foreign currency exchange gains, net	(33,892)	-
Deferred income tax	22,265	17,050
Stock-based compensation	3,642	5,077
Other, net	2,596	2,774

Changes in operating assets and liabilities:
Accounts receivable	11,406	10,955
Other current assets	12,008	17,231
Accounts payable and accrued liabilities	(8,789)	19,916
Accrued interest and other current liabilities	(13,843)	(10,429)
Net cash provided by operating activities	104,932	180,281

Cash flows from investing activities:
Capital expenditures	(355,704)	(270,760)
Proceeds from sales of assets	109,085	96,432
Net cash used by investing activities	(246,619)	(174,328)

Cash flows from financing activities:
Bank repayments and borrowings, net	280,973	-
Proceeds from issuance of Lone Pine Resources Inc. common stock, net of issuance costs	178,502	-
Change in bank overdrafts	11,713	(15,390)
Payments of debt issuance costs	(12,171)	-
Other, net	1,985	(2,983)
Net cash provided by (used in) financing activities	461,002	(18,373)

Effect of exchange rate changes on cash	(3,474)	(572)

Net increase (decrease) in cash and cash equivalents	315,841	(12,992)
Cash and cash equivalents at beginning of period	163,308	213,778
Cash and cash equivalents at end of period	$ 479,149	$ 200,786

CONTACT:
Forest Oil Corporation
Patrick J. Redmond
VP - Corporate Planning and Investor Relations
303-812-1441